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                                                                  Exhibit 99.4

                                     FORM OF

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities for oversight and monitoring of the Company's financial reporting process by the Company's financial management and independent auditors.

         The activities enumerated in Section IV of this Charter are designed to promote the Audit Committee's fulfillment of this function, as well as to facilitate communications between the Board of Directors, the Company's management and the Company's independent auditors on significant accounting judgments, estimates, and policies. Notwithstanding the Audit Committee's role in oversight of the Company's financial reporting process and financial statements, it is acknowledged that the Company's management ultimately has responsibility for that process and those financial statements, and the independent auditors shall have ultimate accountability to the Board of Directors and the Audit Committee, as representatives of the shareholders of the Company.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be an independent Director within the meaning of the Company's Articles of Amendment and Restatement, as amended from time to time, and the Rules of the American Stock Exchange ("AMEX"). All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

         The members of the Audit Committee shall be elected by the Board of Directors, and vacancies on such committee should be filled as provided in the Bylaws. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.     MEETINGS

         Meetings of the Audit Committee may be called by or at the request of the Chair or by a majority of its members then in office. The person or persons authorized to call meetings may fix any place, either within or without the State of Maryland, as the place for holding any meeting of the Audit Committee called by them. It is expected that the Audit Committee will meet at least twice a year, once in connection with the commencement of each annual audit of the Company's financial statements and once in connection with the conclusion of such audit.

         Notice of Audit Committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.


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                                     FORM OF

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

         Two of the members of the Audit Committee shall be present at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of the Audit Committee.

         The Audit Committee shall keep minutes of its proceeding and shall report the same to the Board of Directors at the next succeeding meeting, in accordance with the Company's Bylaws.

         Members of the Audit Committee may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Any action required or permitted to be taken at any meeting of the Audit Committee may be taken without a meeting, if a consent in writing to such action is signed by each member of the Audit Committee and such written consent is filed with the minutes of proceedings of such committee.

IV.      RESPONSIBILITIES AND DUTIES

         The following are activities of the Audit Committee designed to promote the fulfillment of its functions as described in this Charter.

DOCUMENTS/REPORTS REVIEW

         1. Review this Charter annually and submit any suggested revisions to the Board of Directors for consideration.

         2. Review the Company's annual and quarterly financial statements released to the public, including any certification, report, opinion, or review rendered by the independent accountants.

         3. Discuss the Company's audited financial statements with representatives of the Company's management.

INDEPENDENT ACCOUNTANTS

         4. Recommend to the Board of Directors the selection of the independent accountants, considering, among other things, independence and the fees and other compensation to be paid to the independent accountants.

         5. On an annual basis, obtain a written statement from the independent accountants describing all relationships between the Company and the independent


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                                     FORM OF

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER
              accountants and review and discuss with the independent accountants all significant relationships the accountants have with the Company to assist in reviewing the accountants' independence, consistent with the requirements of Independence Standards Board Standard No. 1 "Independence Discussion with Audit Committee," a copy of which is included herewith as Exhibit I.

         6. Review the performance of the independent accountants and make recommendations to the Board of Directors concerning any proposed discharge of the independent accountants.

         7. Periodically consult with the independent accountants out of the presence of management about internal controls and the quality, acceptability, fullness and accuracy of the Company's financial statements.

FINANCIAL REPORTING PROCESS

         8. Discuss the Company's audited financial statements with representatives of the Company's management.

         9. Discuss either in person or by telephone (either as a committee or through the Chair, representing the Audit Committee) with the independent auditors and a representative of the Company's financial management the matters described in Statement on Auditing Standards No. 61, a copy of which is included herewith as
              Exhibit II, in connection with the financial statements contained in the Company's periodic filings with the SEC filed with the SEC, including significant adjustments and accounting estimates, significant new accounting policies and disagreements with management. Such discussion shall occur prior to the filing of such reports if required by Statement on Auditing Standards No. 71.

         10. Consider and make recommendations to the Board of Directors concerning major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants or management.

PROCESS IMPROVEMENT

         11. Discuss, at least annually, with each of management and the independent accountants regarding any significant estimates and judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such estimates and judgments.

         12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties


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                                     FORM OF

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER
              encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         13. Review any significant disagreement among management and the independent accountants in connection with the preparation of the audited financial statements.

         14. Review any disclosure concerning the Audit Committee or its membership required to be included in the Company's Annual Report on Form 10-K, Quarterly Report on Form 10-Q or proxy statements under the rules of the SEC.

REPORTS OF THE AUDIT COMMITTEE

         15. Prepare any reports required to be prepared by the Audit Committee under the rules of the SEC or the AMEX.

V.       GENERAL PROVISIONS

         As provided in the Bylaws, each member of the Audit Committee shall, in the performance of his or her duties with respect to the Company, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel or upon reports made to the Company by any of its officers or employees or by the Company's adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Company, regardless of whether such counsel or expert may also be a Director.

         Each member of the Audit Committee, in his or her capacity as such, shall be entitled to the benefits of the limitations on liability, the indemnifications and the other provisions of Articles IV and VIII of the Articles of Amendment and Restatement, as amended from time to time, of the Company, to the fullest extent permitted by law.